Exhibit 32
Certification
Pursuant to 18 U.S.C.
1350, As Adopted
Pursuant to
§906 of the Sarbanes-Oxley
Act of 2002

In connection with the Annual Report of Future Fuel Corp. (the "Company") on Form 10-K for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of §13(a) of the Securities Exchange Act of 1934, as amended.

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tom McKinlay

Tom McKinlay,
Chief Executive Officer

/s/ Rose M. Sparks

Rose M. Sparks,
Chief Financial Officer and Principal Financial Officer

March 14, 2023